EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF

Nevada



NUMBER

SHARES

DUGU RESOURCES, INC.

AUTHORIZED CAPITAL ____________ SHARES ________ PAR VALUE

This Certifies That ______________________________ is the owner of

______________________________ full paid and non-assessable

SHARES OF THE CAPITAL STOCK OF ______________________________

transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this ____________ day of ____________ A.D. ______

Zachery Dingsdale SECRETARY

Zachery Dingsdale PRESIDENT

DWIGHT & M. H. JACKSON
205 W. RANDOLPH STREET

CORPORATION SUPPLY CO
CHICAGO, ILLINOIS 60606